UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2013

DESERT CANADIANS LTD.
(Exact name of registrant as specified in its charter)

Delaware	333-168025	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

910 Harris Avenue, Suite 305
Bellingham, WA 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (360) 389-2426

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2013, we entered into a merger agreement with eXp Realty International, Inc., a Washington corporation, and eXp Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of our company, pursuant to which we agreed to acquire all of the issued and outstanding shares of eXp Realty International, Inc.’s common stock in exchange for the issuance of 38,380,215 post-split shares of our common stock to eXp Realty International, Inc.’s stockholders on a pro-rata basis. We also agreed that each outstanding option to purchase shares of eXp Realty International, Inc. would be converted into options entitling the holder to purchase such number of shares of our common stock that is equal to 7.5 times the number of shares of eXp Realty International, Inc. that would have been issuable on exercise of the eXp Realty International, Inc. options, with a proportionate decrease in any exercise price such that the total exercise price of each cancelled eXp Realty International, Inc. options will equal the total exercise price of the replacement options to purchase shares of our common stock.

To facilitate the transaction, eXp Realty International, Inc. agreed to merge with our wholly-owned subsidiary, eXp Acquisition Corp., with our subsidiary remaining as the surviving corporation and the separate existence of eXp Realty International, Inc. ceasing at the effective time of the merger.

The merger agreement is subject to a number of conditions, including the following conditions:

(a)	the return to treasury instructions to cancel 39,810,000 pre-split shares of our common stock will have been duly executed by Glenn Sanford, a director and officer of our company; and

(b)

our board of directors will have authorized (i) an increase of the authorized common stock of our company from 220,000,000 shares of common stock, par value $0.00001 to 7,700,000,000 shares of common stock, par value $0.00001 and a corresponding split of shares of our common stock on the basis of 35 new shares for each one old share, and (ii) the change of the name of our company to “eXp Realty International Corporation”, or such similar name as may be acceptable to eXp Realty International, Inc., which stock split and name change must be effected as soon as practicable and in any event prior to or concurrent with the closing of the merger.

The merger agreement also contemplates that our board of directors will appoint the nominees of eXp Realty International, Inc. as directors and officers of our company as of the closing date of the merger.

A copy of the merger agreement is attached hereto as Exhibit 2.1. Please see Exhibit 2.1 for a complete description of the terms of the merger agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit
2.1*	Merger Agreement dated August 15, 2013 with eXp Realty International, Inc. and eXp Acquisition Corp.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESERT CANADIANS LTD.

By:

/s/ Glenn Sanford
Glenn Sanford
President, Secretary, Treasurer and Director

August 19, 2013